Exhibit 99


         Daybreak Mines Finalizes Agreement With Crosspoint Holdings

    OSBURN, Idaho, Dec. 4 /PRNewswire-FirstCall/ -- Daybreak Mines, Inc.
(OTC Bulletin Board: DBRM) a Washington Corporation and Crosspoint Holdings, a Nevada Corporation today announced that they had finalized an agreement that was originally announced on November 2, 2004. The Daybreak Mines, Inc. Board of Directors has added the following people to the Board of Directors: Robert Martin, Michael Curtis and Jeffry Dworkin. These appointments are effective as of December 3, 2004 at 1:30 PM (PST).

    "Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995:
    Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to new management becoming familiar with the Company's business, the uncertainty of market acceptance and demand for the Company's products, the ability to obtain additional financing necessary to continue operations and other risks detailed in the Company's filings with the Securities and Exchange Commission. The words "looking forward," "believe," "expect," "likely," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. Daybreak Mines, Inc. undertakes no obligation to update any forward-looking statements contained in this news release.

SOURCE  Daybreak Mines, Inc.
    -0-                             12/07/2004
    /CONTACT:  Tom Kilbourne of Daybreak Mines, +1-208-556-1139/
    (DBRM)

CO:  Daybreak Mines, Inc.; Crosspoint Holdings
ST:  Idaho, Washington, Nevada
IN:  MNG
SU:  TNM PER